Exhibit 99.1

7000 Cardinal Place

Dublin, OH 43017

www.cardinalhealth.com

FOR IMMEDIATE RELEASE

Contacts:

Media:	Jim Mazzola	Investors:	Sally Curley
	(614) 757-3690		(614) 757-7115
	jim.mazzola@cardinalhealth.com		sally.curley@cardinalhealth.com

CARDINAL HEALTH REPORTS FISCAL 2008 RESULTS,

PROVIDES FISCAL 2009 OUTLOOK

COMPANY EXPLORING SPIN-OFF OF CLINICAL AND MEDICAL PRODUCTS BUSINESSES

•	Annual revenue increases 5 percent to $91 billion

•	GAAP diluted earnings per share from continuing operations increase 76 percent to $3.64 and 11 percent to $3.80 on a non-GAAP basis

•	Fourth quarter revenue increases 3 percent to $23 billion, GAAP diluted earnings per share from continuing operations increase 51 percent to $0.92 and 9 percent to $0.97 on a non-GAAP basis

•	Reserve taken in connection with settlement discussions with Drug Enforcement Administration

•	Fiscal 2009 non-GAAP earnings per share expected to be $3.80 to $3.95 as company makes significant investments in R&D, IT

DUBLIN, Ohio, Aug. 7, 2008 —Cardinal Health, a global provider of products and services that improve the safety and productivity of health care, today reported an increase in fiscal 2008 revenue of 5 percent to $91 billion and a 76 percent increase in GAAP earnings per share to $3.64. On a non-GAAP basis, EPS grew 11 percent to $3.801 for the year.

As the company had forecasted, the medical supply chain segment improved profit in the second half of the year, driven by double-digit growth in its core U.S. medical distribution business. Significant steps were taken in the pharmaceutical distribution business during the year to accelerate a recovery, which the company expects in the second half of fiscal 2009.

Results during the quarter and year continued to highlight growth within the company’s medical technology segments. Combined revenue for the Clinical Technologies and Services and Medical Products and Technologies segments grew by 24 percent to $5.6 billion and profit increased 36 percent to nearly $800 million for the year.

Cardinal Health also announced that its board of directors has supported a management recommendation to actively explore a potential separation of the company’s primary operating and reporting segments, which could involve a tax-free spin-off of the clinical and medical products

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businesses as a separate, publicly traded company. Cardinal Health plans to announce its decision within approximately 60 to 90 days.

“For two years, we have been taking steps to sharpen our focus on healthcare supply chain services and clinical and medical products, culminating with our announcement in July to operate these businesses in two distinct segments that reflect the unique characteristics and requirements of each,” said R. Kerry Clark, chairman and chief executive officer of Cardinal Health. “As we now consider a spin-off of our clinical and medical products businesses, our goal is simple: to have two thriving businesses, delivering maximum value to customers and shareholders over the long term.”

Fiscal 2008 Results

Consolidated revenue for fiscal 2008 grew 5 percent to $91 billion and GAAP earnings from continuing operations rose 58 percent to $1.3 billion. Diluted earnings per share from continuing operations grew 76 percent to $3.64, or 11 percent to $3.80 on a non-GAAP basis. Earnings in the prior year were negatively affected by a $600 million expense to resolve securities litigation.

During the fourth quarter, ended June 30, consolidated revenue increased 3 percent to $23 billion and earnings from continuing operations increased 39 percent to $330 million. Earnings in the fourth quarter of the prior year were dampened by merger-related charges from the company’s acquisition of VIASYS Healthcare. Excluding the impact of merger charges and other items, non-GAAP earnings from continuing operations increased 1 percent to $348 million2, or 9 percent to $0.97 on a diluted per-share basis.

“Overall, fourth quarter results were in line with our expectations,” Clark said. “We continued to demonstrate to customers the value of our clinically differentiated medical technologies, where we delivered a year of very strong growth on the top and bottom lines. We also made steady progress throughout the year in our medical supply chain segment and, in particular, are very pleased with the results in our hospital, lab and ambulatory care distribution business.

“In our pharmaceutical supply chain segment, we believe we are on the right path to resolve the license suspensions that have kept us from distributing controlled substances from three of our 24 distribution centers. This will be a critical step in our efforts to drive improvements in the business. And while we won’t speculate on the ultimate outcome, we are in constructive settlement discussions with the DEA and have recorded a reserve of $23.5 million in connection with those discussions. We have made good progress in enhancing our controls and are eager to return to full service levels for our customers.”

Q4 and FY08 Summary

	Q4 FY08	Q4 FY07	Y/Y	FY08	Y/Y
Revenue	$23 billion	$22 billion	3%	$91 billion	5%
Operating Earnings	$543 million	$421 million	29%	$2.1 billion	55%
Non-GAAP Operating Earnings[3]	$568 million	$538 million	6%	$2.2 billion	3%
Earnings from Continuing Operations	$330 million	$238 million	39%	$1.3 billion	58%
Non-GAAP Earnings from Continuing Operations	$348 million	$345 million	1%	$1.4 billion	—
Diluted EPS from Continuing Operations	$0.92	$0.61	51%	$3.64	76%
Non-GAAP Diluted EPS from Continuing Operations	$0.97	$0.89	9%	$3.80	11%

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Cardinal Health News

Fourth-quarter and full-year segment results

Revenue for the Healthcare Supply Chain Services – Pharmaceutical segment increased 1 percent to $19.8 billion for the quarter with sales to bulk customers increasing by 9 percent. Sales to non-bulk customers decreased by 5 percent, primarily due to the transfer of volume from non-bulk to bulk sales by a large customer and the loss of business associated with controlled substance anti-diversion efforts. As expected, segment profit declined 15 percent to $258 million, driven by previously disclosed customer re-pricings, and direct-store-door customer losses, including the impact of anti-diversion efforts. The profit decline was partially offset by branded pharmaceutical price increases and greater profit from distribution service agreement fees.

For the year, segment revenue reached $79.3 billion, an increase of 4 percent, and segment profit was $1.1 billion, declining 14 percent from last year.

Fourth-quarter revenue for the Healthcare Supply Chain Services – Medical segment increased 8 percent to $2.1 billion, driven by increased sales to existing hospital, laboratory and ambulatory customers. Segment profit for the quarter decreased 3 percent to $81 million, but included a previously disclosed corporate allocation adjustment that reduced profit by 6 percentage points. Strong, double-digit profit growth from the distribution of medical and surgical products in the U.S. partially offset the decline in segment profit from other factors. As the company had forecasted, segment profit grew in the second half of fiscal 2008 compared to the second half of fiscal 2007.

Full-year revenue for the segment increased 8 percent to $8.1 billion, and full-year profit declined 5 percent to $303 million.

The Medical Products and Technologies segment reported a 46 percent increase in fourth-quarter revenue to $727 million, primarily driven by the acquisitions of VIASYS Healthcare and Enturia, but also organic growth in the core infection prevention and respiratory businesses. Segment profit increased 63 percent to $95 million and included a favorable impact of 38 percentage points from acquisitions. During the quarter, the company discovered it had failed to recognize profit on a portion of intercompany sales from fiscal 2006 to 2008. As a result, approximately $16 million was recorded as income for the fourth quarter that pertained to prior periods. The VIASYS integration continues to be ahead of schedule to achieve planned synergy goals by 2010.

For the full year, segment revenue increased 47 percent to $2.7 billion and segment profit grew 52 percent to $300 million, including 39 percentage points from acquisitions.

Compared to a record quarter in the prior year, fourth-quarter revenue for the Clinical Technologies and Services segment increased 3 percent to $780 million, driven by continued strength in installations of medication dispensing products. Excluding Pharmacy Services, revenue increased 9 percent. Segment profit for the quarter exceeded company expectations, rising 8 percent to $156 million driven by favorable product mix and a positive impact from foreign exchange.

Full-year revenue for the segment increased 8 percent to $2.9 billion and segment profit increased 29 percent to $497 million.

Additional fourth-quarter and recent highlights include:

•	Reaching a definitive agreement to sell Tecomet, a maker of orthopedic implants, to Charlesbank Capital Partners and Tecomet management, with plans to close within 60 days;

•	Reaching a definitive agreement to acquire Borschow Medical and Hospital Supplies, Inc., the largest distributor of pharmaceutical products and medical supplies in Puerto Rico;

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Cardinal Health News

•	Completing the acquisition of assets of privately held Enturia, Inc., the manufacturer of infection prevention products sold under the ChloraPrep® brand name;

•

Introducing the Pyxis® DuoStation, a new system that leverages the company’s industry-leading dispensing technologies to enable clinicians access to a patient’s medications and medical supplies from one system;

•

Launching four new offerings for retail independent pharmacies at the company’s 19th annual Retail Business Conference, including a private-label brand of durable medical equipment, front-of-store management system, automated calling technology and automated pill counting systems;

•

A three-year agreement to serve as primary supply chain partner for Prime Therapeutics, one of the nation’s largest pharmacy benefit managers, which serves approximately 14.6 million members nationwide;

•

Contracts with Premier for Alaris® infusion systems, Presource® custom procedure packs, Convertors® surgical drapes and gowns, third-party instrument repair, respiratory equipment, Pyxis® medication and supply automation products, and ChloraPrep® brand chlorhexidine gluconate (CHG) skin prep products.

Outlook

“In fiscal 2009, we plan to make incremental investments of up to $100 million to strengthen R&D in the clinical and medical products business and improve information technology in the supply chain services business,” Clark said. “These investments will affect our earnings growth rates in fiscal 2009, but are important, foundational moves that we believe will accelerate future growth in both segments.”

For fiscal 2009, the company expects revenue growth of 6 to 7 percent. Non-GAAP diluted EPS from continuing operations is expected to be in a range of $3.80 to $3.95 based on investments the company plans to make in new product development and information technology, and previously disclosed challenges in the pharmaceutical distribution business that are expected to continue through the first half of the fiscal year, coupled with a particularly unfavorable comparison in the first quarter due to strong branded price inflation in the prior year period.

As a result, non-GAAP EPS in the first quarter is expected to be around $0.70. The company forecasts EPS to return to more normal levels in the second quarter, with overall company results stronger in the second half of the year.

Fiscal 2009 Financial Goals

Revenue Growth	6-7%

Non-GAAP EPS	$3.80 - $3.95

Segment	Revenue Growth	Profit Growth

Healthcare Supply Chain Services	>6%	Flat to (5%)

Clinical and Medical Products	>10%	>20%

(Please reference the company’s slide presentation for corporate and segment assumptions related to fiscal 2009 guidance, including that the potential separation of the clinical and medical products businesses does not occur during fiscal 2009. The presentation is posted on the Investor page at www.cardinalhealth.com).

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Cardinal Health News

The Healthcare Supply Chain Services segment is expected to return to profitable growth in the second half of the year. The first half of the year will continue to be affected by the company’s ability to resolve license suspensions to distribute controlled substances from three of its pharmaceutical distribution centers, previously disclosed repricing of some major contracts and volatility in the Nuclear Pharmacy Services business leading to the launch of generic sestimibi.

The Clinical and Medical Products segment is expected to continue on a strong growth trajectory based on momentum in current product lines and approximately 50 new product introductions or enhancements planned during the next 18 months.

Conference Call

Cardinal Health will host a conference call and webcast at 8:30 a.m. EDT to discuss the results. To access the call and corresponding slide presentation, go to the Investor page at www.cardinalhealth.com. The conference call may also be accessed by calling 617-213-4850, conference passcode 97674427. An audio replay will be available until 11 p.m. EDT on Aug. 9 at 617-801-6888, passcode 28260453. A transcript and audio replay will also be available at www.cardinalhealth.com.

About Cardinal Health

Headquartered in Dublin, Ohio, Cardinal Health, Inc. (NYSE: CAH) is a $91 billion, global company serving the health care industry with products and services that help hospitals, physician offices and pharmacies reduce costs, improve safety, productivity and profitability, and deliver better care to patients. With a focus on making supply chains more efficient, reducing hospital-acquired infections and breaking the cycle of harmful medication errors, Cardinal Health develops market leading technologies, including Alaris® IV pumps, Pyxis® automated dispensing systems, MedMined™ infection surveillance services and the CareFusion™ patient identification system. The company also manufactures medical and surgical products and is one of the largest distributors of pharmaceuticals and medical supplies worldwide. Ranked No. 19 on the Fortune 500, Cardinal Health employs more than 40,000 people on five continents. More information about the company may be found at www.cardinalhealth.com.

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[1]	Non-GAAP diluted EPS from continuing operations: Non-GAAP earnings from continuing operations divided by diluted weighted average shares outstanding.

[2]	Non-GAAP earnings from continuing operations: Earnings from continuing operations excluding special items and impairment charges and other, both net of tax.

[3]	Non-GAAP operating earnings: Operating earnings excluding special items and impairment charges and other.

A reconciliation of the differences between these non-GAAP financial measures and their most directly comparable GAAP financial measures is provided in the attached tables and at http://www.cardinalhealth.com.

This news release contains forward-looking statements addressing expectations, prospects, estimates and other matters that are dependent upon future events or developments. These matters are subject to risks and uncertainties that could cause actual results to differ materially from those projected, anticipated or implied. The most significant of these uncertainties are described in Cardinal Health’s Form 10-K, Form 10-Q and Form 8-K reports (including all amendments to those reports) and exhibits to those reports, and include (but are not limited

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to) the following: uncertainties regarding the decision to explore the separation of the company’s clinical and medical products businesses and regarding the impacts of such decision if the separation is accomplished; competitive pressures in Cardinal Health’s various lines of business; the loss of one or more key customer or supplier relationships or changes to the terms of those relationships; uncertainties relating to timing of generic and branded pharmaceutical introductions and the frequency or rate of branded pharmaceutical price appreciation or generic pharmaceutical price deflation; changes in the distribution patterns or reimbursement rates for health-care products and/or services; the results, consequences, effects or timing of any inquiry or investigation by any regulatory authority or any legal or administrative proceedings; future actions of regulatory bodies or government authorities relating to Cardinal Health’s manufacturing or sale of products and other costs or claims that could arise from its manufacturing, compounding or repackaging operations or from its other services; difficulties, delays or additional costs in implementing the restructuring program announced on July 8, 2008; the costs, difficulties and uncertainties related to the integration of acquired businesses; and conditions in the pharmaceutical market and general economic and market conditions. This news release reflects management’s views as of Aug. 7, 2008. Except to the extent required by applicable law, Cardinal Health undertakes no obligation to update or revise any forward-looking statement.

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CARDINAL HEALTH, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF EARNINGS (UNAUDITED)

	Fourth Quarter
(in millions, except per Common Share amounts)	2008	2007	% Change
Revenue	$22,925.6	$22,262.8	3%
Cost of products sold	21,456.2	20,905.4	3%

Gross margin	1,469.4	1,357.4	8%

Selling, general and administrative expenses	901.3	819.3	10%
Impairment charges and other	(10.0)	(0.6)	N.M.

Special items:
Restructuring charges	10.9	11.7	N.M.
Acquisition integration charges	25.1	87.5	N.M.
Litigation and other	(1.1)	19.0	N.M.

Operating earnings	543.2	420.5	29%

Interest expense and other	47.4	19.1	148%

Earnings before income taxes and discontinued operations	495.8	401.4	24%

Provision for income taxes	165.6	163.7	1%

Earnings from continuing operations	330.2	237.7	39%

Earnings / (loss) from discontinued operations (net of tax expense of $2.8 and $448.3 for the fourth quarter of fiscal 2008 and 2007, respectively)	(3.6)	664.5	N.M.

Net earnings	$326.6	$902.2	(64)%

Basic earnings / (loss) per Common Share:
Continuing operations	$0.93	$0.63	48%
Discontinued operations	(0.01)	1.76	N.M.

Net basic earnings per Common Share	$0.92	$2.39	(62)%

Diluted earnings / (loss) per Common Share:
Continuing operations	$0.92	$0.61	51%
Discontinued operations	(0.01)	1.72	N.M.

Net diluted earnings per Common Share	$0.91	$2.33	(61)%

Weighted average number of Common Shares outstanding:
Basic	355.5	378.2
Diluted	359.8	387.4

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CARDINAL HEALTH, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF EARNINGS (UNAUDITED)

	Fiscal Year		% Change
(in millions, except per Common Share amounts)	2008	2007
Revenue	$91,091.4	$86,852.0	5%
Cost of products sold	85,457.3	81,606.7	5%

Gross margin	5,634.1	5,245.3	7%

Selling, general and administrative expenses	3,414.8	3,082.3	11%
Impairment charges and other	(32.0)	17.3	N.M.

Special items:
Restructuring charges	65.7	40.1	N.M.
Acquisition integration charges	44.9	101.5	N.M.
Litigation and other	12.0	630.4	N.M.

Operating earnings	2,128.7	1,373.7	55%

Interest expense and other	171.4	121.4	41%

Earnings before income taxes and discontinued operations	1,957.3	1,252.3	56%

Provision for income taxes	632.8	412.6	53%

Earnings from continuing operations	1,324.5	839.7	58%

Earnings / (loss) from discontinued operations (net of tax expense of $31.9 and $20.4 for fiscal 2008 and 2007, respectively)	(15.3)	1,091.4	N.M.

Net earnings	$1,309.2	$1,931.1	(32)%

Basic earnings / (loss) per Common Share:
Continuing operations	$3.70	$2.13	74%
Discontinued operations	(0.04)	2.76	N.M.

Net basic earnings per Common Share	$3.66	$4.89	(25)%

Diluted earnings / (loss) per Common Share:
Continuing operations	$3.64	$2.07	76%
Discontinued operations	(0.04)	2.70	N.M.

Net diluted earnings per Common Share	$3.60	$4.77	(25)%

Weighted average number of Common Shares outstanding:
Basic	358.2	394.9
Diluted	364.0	404.7

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CARDINAL HEALTH, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(in millions)	June 30, 2008	June 30, 2007
Assets
Cash and equivalents	$1,291.3	$1,308.8
Short-term investments available for sale	—	132.0
Trade receivables, net	5,006.9	4,714.4
Current portion of net investment in sales-type leases	383.7	354.8
Inventories	6,768.8	7,383.2
Prepaid expenses and other	593.1	651.3
Assets held for sale	140.4	—

Total current assets	14,184.2	14,544.5

Property and equipment, net	1,737.2	1,647.0
Net investment in sales-type leases, less current portion	916.8	820.7
Goodwill and other intangibles, net	6,225.9	5,860.9
Other assets	384.1	280.7

Total assets	$23,448.2	$23,153.8

Liabilities and Shareholders’ Equity
Current portion of long-term obligations and other short-term borrowings	$159.0	$16.0
Accounts payable	8,311.8	9,162.2
Other accrued liabilities	1,881.1	2,247.3
Liabilities from businesses held for sale and discontinued operations	15.4	34.2

Total current liabilities	10,367.3	11,459.7

Long-term obligations, less current portion and other short-term borrowings	3,687.4	3,457.3
Deferred income taxes and other liabilities	1,637.4	859.9
Total shareholders’ equity	7,756.1	7,376.9

Total liabilities and shareholders’ equity	$23,448.2	$23,153.8

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CARDINAL HEALTH, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	Fourth Quarter		Fiscal Year
(in millions)	2008	2007	2008	2007
Cash Flows From Operating Activities:
Net earnings	$326.6	$902.2	$1,309.2	$1,931.1
(Earnings) / loss from discontinued operations	3.6	(664.5)	15.3	(1,091.4)

Earnings from continuing operations	330.2	237.7	1,324.5	839.7
Adjustments to reconcile earnings from continuing operations to net cash provided by / (used in) operating activities:
Depreciation and amortization	96.3	85.0	381.3	322.1
Asset impairments and other	(10.6)	1.2	(31.4)	19.2
Purchased in-process research and development	18.0	84.5	18.0	84.5
Equity compensation	35.6	28.8	122.3	138.1
Provision for deferred income taxes	26.9	11.7	26.9	11.7
Provision for bad debts	3.8	7.0	26.1	24.0
Change in operating assets and liabilities, net of effects from acquisitions:
(Increase) / decrease in trade receivables	(17.8)	36.6	(312.7)	(783.1)
Decrease in inventories	499.3	205.9	613.1	217.4
Increase in net investment in sales-type leases	(41.1)	(53.8)	(124.9)	(130.8)
Increase / (decrease) in accounts payable	(595.9)	(268.6)	(813.1)	224.4
Increase / (decrease) in other accrued liabilities and operating items, net	(98.0)	(667.6)	329.0	35.8

Net cash provided by / (used in) operating activities - continuing operations	246.7	(291.6)	1,559.1	1,003.0
Net cash provided by / (used in) operating activities - discontinued operations	(4.4)	104.9	(47.0)	220.1

Net cash provided by / (used in) operating activities	242.3	(186.7)	1,512.1	1,223.1

Cash Flows From Investing Activities:
Acquisition of subsidiaries, net of divestitures and cash acquired	(475.9)	(1,480.9)	(514.9)	(1,629.8)
Proceeds from sale of property and equipment	22.4	5.6	32.6	9.2
Additions to property and equipment	(124.5)	(114.3)	(376.1)	(357.4)
Sale of investment securities available for sale, net	—	168.0	132.0	366.5

Net cash used in investing activities - continuing operations	(578.0)	(1,421.6)	(726.4)	(1,611.5)
Net cash provided by investing activities - discontinued operations	—	3,228.9	—	3,148.7

Net cash provided by / (used in) investing activities	(578.0)	1,807.3	(726.4)	1,537.2

Cash Flows From Financing Activities:
Net change in commercial paper and short-term borrowings	(202.7)	(293.3)	(0.5)	(38.9)
Reduction of long-term obligations	(4.6)	(51.1)	(21.5)	(784.0)
Proceeds from long-term obligations, net of issuance costs	302.5	601.7	303.5	1,453.4
Proceeds from issuance of Common Shares	18.6	233.7	227.9	552.6
Tax benefits from exercises of stock options	26.8	1.1	42.1	29.9
Dividends on Common Shares	(42.6)	(34.9)	(173.1)	(144.4)
Purchase of Common Shares in treasury	—	(1,636.7)	(1,181.6)	(3,662.0)

Net cash provided by / (used in) financing activities - continuing operations	98.0	(1,179.5)	(803.2)	(2,593.4)
Net cash provided by / (used in) financing activities - discontinued operations	—	1.2	—	(45.4)

Net cash provided by / (used) in financing activities	98.0	(1,178.3)	(803.2)	(2,638.8)

Net increase / (decrease) in cash and equivalents	(237.7)	442.3	(17.5)	121.5
Cash and equivalents at beginning of period	1,529.0	866.5	1,308.8	1,187.3

Cash and equivalents at end of period	$1,291.3	$1,308.8	$1,291.3	$1,308.8

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CARDINAL HEALTH, INC. AND SUBSIDIARIES

BUSINESS ANALYSIS

TOTAL COMPANY

	Fourth Quarter		Non-GAAP Fourth Quarter
(in millions)	2008	2007	2008	2007
Revenue
Amount	$22,926	$22,263
Growth Rate	3%	5%

Operating Earnings
Amount	$543	$421	$568	$538
Growth Rate	29%	(14)%	6%	3%

Earnings from Continuing Operations
Amount	$330	$238	$348	$345
Growth Rate	39%	(22)%	1%	5%

	Fiscal Year		Non-GAAP Fiscal Year
(in millions)	2008	2007	2008	2007
Revenue
Amount	$91,091	$86,852
Growth Rate	5%	9%

Operating Earnings
Amount	$2,129	$1,374	$2,219	$2,163
Growth Rate	55%	(26)%	3%	12%

Earnings from Continuing Operations
Amount	$1,325	$840	$1,385	$1,384
Growth Rate	58%	(28)%	—	13%

Refer to the GAAP / Non-GAAP Reconciliation for definitions and calculations supporting the non-GAAP balances.

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CARDINAL HEALTH, INC. AND SUBSIDIARIES

SEGMENT BUSINESS ANALYSIS

HEALTHCARE SUPPLY CHAIN SERVICES

	Fourth Quarter
(in millions)	2008	2007
PHARMACEUTICAL
Revenue
Amount	$19,819	$19,556
Growth Rate	1%	4%
Mix	85%	86%

Segment Profit
Amount	$258	$303
Growth Rate	(15)%	(3)%
Mix	44%	52%
Segment Profit Margin	1.30%	1.55%

MEDICAL
Revenue
Amount	$2,082	$1,929
Growth Rate	8%	5%
Mix	9%	9%

Segment Profit
Amount	$81	$83
Growth Rate	(3)%	(2)%
Mix	14%	14%
Segment Profit Margin	3.89%	4.32%

CLINICAL AND MEDICAL PRODUCTS

	Fourth Quarter
(in millions)	2008	2007
CLINICAL TECHNOLOGIES AND SERVICES
Revenue
Amount	$780	$756
Growth Rate	3%	17%
Mix	3%	3%

Segment Profit
Amount	$156	$144
Growth Rate	8%	50%
Mix	26%	24%
Segment Profit Margin	20.01%	19.06%

MEDICAL PRODUCTS AND TECHNOLOGIES
Revenue
Amount	$727	$500
Growth Rate	46%	14%
Mix	3%	2%

Segment Profit
Amount	$95	$58
Growth Rate	63%	27%
Mix	16%	10%
Segment Profit Margin	13.01%	11.60%

Refer to definitions for an explanation of calculations.

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CARDINAL HEALTH, INC. AND SUBSIDIARIES

SEGMENT BUSINESS ANALYSIS

HEALTHCARE SUPPLY CHAIN SERVICES

	Fiscal Year
(in millions)	2008	2007
PHARMACEUTICAL
Revenue
Amount	$79,284	$76,573
Growth Rate	4%	9%
Mix	85%	86%

Segment Profit
Amount	$1,122	$1,300
Growth Rate	(14)%	14%
Mix	50%	59%
Segment Profit Margin	1.41%	1.70%

MEDICAL
Revenue
Amount	$8,084	$7,514
Growth Rate	8%	4%
Mix	9%	9%

Segment Profit
Amount	$303	$318
Growth Rate	(5)%	1%
Mix	14%	14%
Segment Profit Margin	3.75%	4.23%

CLINICAL AND MEDICAL PRODUCTS

	Fiscal Year
(in millions)	2008	2007
CLINICAL TECHNOLOGIES AND SERVICES
Revenue
Amount	$2,890	$2,687
Growth Rate	8%	11%
Mix	3%	3%

Segment Profit
Amount	$497	$386
Growth Rate	29%	20%
Mix	22%	18%
Segment Profit Margin	17.18%	14.35%

MEDICAL PRODUCTS AND TECHNOLOGIES
Revenue
Amount	$2,696	$1,836
Growth Rate	47%	12%
Mix	3%	2%

Segment Profit
Amount	$300	$198
Growth Rate	52%	20%
Mix	14%	9%
Segment Profit Margin	11.14%	10.76%

Refer to the definitions for an explanation of how the Company calculates segment profit.

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CARDINAL HEALTH, INC. AND SUBSIDIARIES

ASSET MANAGEMENT ANALYSIS

	Fourth Quarter		Fiscal Year
	2008	2007	2008	2007
Receivable Days	20.9	20.5
Days Inventory on Hand	25	28

Debt to Total Capital	33%	32%
Net Debt to Capital	25%	22%

Return on Equity	17.3%	47.3%	17.8%	23.5%
Non-GAAP Return on Equity	18.4%	17.3%	19.0%	16.9%

Return on Invested Capital	6.90%	18.43%	7.01%	9.38%
Non-GAAP Return on Invested Capital	8.00%	7.00%	8.06%	7.14%

Effective Tax Rate from Continuing Operations	33.4%	40.8%	32.3%	33.0%
Non-GAAP Effective Tax Rate from Continuing Operations	33.7%	33.5%	32.6%	32.4%

Refer to the GAAP / Non-GAAP Reconciliation for non-GAAP calculations.

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CARDINAL HEALTH, INC. AND SUBSIDIARIES

SCHEDULE OF NOTABLE ITEMS

	Fourth Quarter		Fiscal Year
(in millions, except per Common Share amounts)	2008	2007	2008	2007
Special Items
Restructuring charges	$(10.9)	$(11.7)	$(65.7)	$(40.1)
Acquisition integration charges	(25.1)	(87.5)	(44.9)	(101.5)
Litigation and other	1.1	(19.0)	(12.0)	(630.4)

Total special items	(34.9)	(118.2)	(122.6)	(772.0)
Tax benefit	13.1	10.4	44.9	243.1

Special items, net of tax	$(21.8)	$(107.8)	$(77.7)	$(528.9)

Decrease to diluted EPS from continuing operations	$(0.06)	$(0.28)	$(0.21)	$(1.31)

Impairment Charges and Other
Impairment charges and other	$10.0	$0.6	$32.0	$(17.3)
Tax benefit / (expense)	(6.0)	(0.2)	(14.4)	1.6

Impairment charges and other, net of tax	$4.0	$0.4	$17.6	$(15.7)

Increase / (decrease) to diluted EPS from continuing operations	$0.01	$—	$0.05	$(0.04)

Weighted Average Number of Diluted Shares Outstanding	359.8	387.4	364.0	404.7

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CARDINAL HEALTH, INC. AND SUBSIDIARIES

GAAP / NON-GAAP RECONCILIATION

	Fourth Quarter 2008				Fiscal Year 2008
(in millions, except per Common Share amounts)	GAAP	Special Items	Impairment Charges and Other	Non-GAAP	GAAP	Special Items	Impairment Charges and Other	Non-GAAP
Operating Earnings
Amount	$543	$35	$(10)	$568	$2,129	$123	$(32)	$2,219
Growth Rate	29%			6%	55%			3%

Provision for Income Taxes	$166	$13	$(6)	$173	$633	$45	$(14)	$663

Earnings from Continuing Operations
Amount	$330	$22	$(4)	$348	$1,324	$78	$(18)	$1,385
Growth Rate	39%			1%	58%			—

Diluted EPS from Continuing Operations
Amount	$0.92	$0.06	$(0.01)	$0.97	$3.64	$0.21	$(0.05)	$3.80
Growth Rate	51%			9%	76%			11%

	Fourth Quarter 2007				Fiscal Year 2007
	GAAP	Special Items	Impairment Charges and Other	Non-GAAP	GAAP	Special Items	Impairment Charges and Other	Non-GAAP
Operating Earnings
Amount	$421	$118	$(1)	$538	$1,374	$772	$17	$2,163
Growth Rate	(14)%			3%	(26)%			12%

Provision for Income Taxes	$164	$10	—	$174	$413	$243	$2	$657

Earnings from Continuing Operations
Amount	$238	$108	—	$345	$840	$529	$16	$1,384
Growth Rate	(22)%			5%	(28)%			13%

Diluted EPS from Continuing Operations
Amount	$0.61	$0.28	—	$0.89	$2.07	$1.31	$0.04	$3.42
Growth Rate	(15)%			14%	(24)%			20%

The sum of the components may not equal the total due to rounding

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CARDINAL HEALTH, INC. AND SUBSIDIARIES

GAAP / NON-GAAP RECONCILIATION

	Fourth Quarter		Fiscal Year
(in millions)	2008	2007	2008	2007
GAAP Return on Equity	17.3%	47.3%	17.8%	23.5%

Non-GAAP Return on Equity
Net earnings	$326.6	$902.2	$1,309.2	$1,931.1
Special items, net of tax, in continuing operations	21.8	107.8	77.7	528.9
Special items, net of tax, in discontinued operations	—	—	—	4.4
(Gain)/loss on sale of PTS, net of tax, in discontinued operations	—	(679.5)	7.6	(1,072.4)

Adjusted net earnings	$348.4	$330.5	$1,394.5	$1,392.0
Annualized	$1,393.6	$1,322.0	$1,394.5	$1,392.0
Divided by average shareholders’ equity [1]	$7,574.7	$7,623.2	$7,340.5	$8,213.2
Non-GAAP return on equity	18.4%	17.3%	19.0%	16.9%

	Fourth Quarter		Fiscal Year
(in millions)	2008	2007	2008	2007
GAAP Return on Invested Capital	6.90%	18.43%	7.01%	9.38%

Non-GAAP Return on Invested Capital
Net earnings	$326.6	$902.2	$1,309.2	$1,931.1
Special items, net of tax, in continuing operations	21.8	107.8	77.7	528.9
Special items, net of tax, in discontinued operations	—	—	—	4.4
Interest expense and other, net of tax	30.4	12.2	109.7	77.7
(Gain)/loss on sale of PTS, net of tax, in discontinued operations	—	(679.5)	7.6	(1,072.4)

Adjusted net earnings	$378.8	$342.7	$1,504.2	$1,469.7
Annualized	$1,515.2	$1,370.8	$1,504.2	$1,469.7
Divided by average total invested capital [2]	$18,940.1	$19,583.8	$18,665.9	$20,580.7
Non-GAAP return on invested capital	8.00%	7.00%	8.06%	7.14%

[1]

The average shareholders’ equity shown above is calculated using the average of the prior and current quarters except for fiscal year which is calculated as the average of shareholders’ equity at the end of the prior years’ fourth quarter plus each of the current year quarters.

[2]

Total invested capital is calculated as the sum of the current portion of long-term obligations and other short-term borrowings, long-term obligations, current portion of long-term obligations and other short-term borrowings in discontinued operations, long-term obligations in discontinued operations, total shareholders’ equity and unrecorded goodwill. The average total invested capital is calculated using the average of total invested capital at the end of the prior and current quarters except for year-to-date which is calculated as the average of the prior years’ fourth quarter plus each of the current year quarters. Unrecorded goodwill is $7.5 billion for all periods presented. Current portion of long-term obligations and other short-term borrowings in discontinued operations, and long-term obligations in discontinued operations were $59.2 million, $46.6 million, $41.3 million and $12.3 million at June 30, 2006, September 30, 2006, December 31, 2006 and March 31, 2007, respectively.

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CARDINAL HEALTH, INC. AND SUBSIDIARIES

GAAP / NON-GAAP RECONCILIATION

	Fiscal Year
(in millions)	2008	2007
Revenue
Clinical Technologies and Services	$2,890	$2,687
Medical Products and Technologies	2,696	1,836

Combined Revenue	$5,586	$4,523

Combined Growth Rate	24%

Segment Profit
Clinical Technologies and Services	$497	$386
Medical Products and Technologies	300	198

Combined Profit	$797	$584

Combined Growth Rate	36%

	Fourth Quarter
(in millions)	2008	2007
Clinical Technologies and Services revenue growth	3%

Clinical Technologies and Services revenue	$779.8	$755.8
Less: Pharmacy Services business unit revenue	(194.8)	(218.7)

Clinical Technologies and Services revenue excluding Pharmacy Services business unit revenue	$585.0	$537.1

Clinical Technologies and Services revenue growth excluding Pharmacy Services business unit revenue	9%

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CARDINAL HEALTH, INC. AND SUBSIDIARIES

GAAP / NON-GAAP RECONCILIATION

	Fourth Quarter		Fiscal Year
(in millions)	2008	2007	2008	2007
GAAP Effective Tax Rate from Continuing Operations	33.4%	40.8%	32.3%	33.0%

Non-GAAP Effective Tax Rate from Continuing Operations
Earnings before income taxes and discontinued operations	$495.8	$401.4	$1,957.3	$1,252.3
Special items	34.9	118.2	122.6	772.0

Adjusted earnings before income taxes and discontinued operations	$530.7	$519.6	$2,079.9	$2,024.3

Provision for income taxes	$165.6	$163.7	$632.8	$412.6
Special items tax benefit	13.1	10.4	44.9	243.1

Adjusted provision for income taxes	$178.7	$174.1	$677.7	$655.7

Non-GAAP effective tax rate from continuing operations	33.7%	33.5%	32.6%	32.4%

	Fourth Quarter
	2008	2007
Debt to Total Capital	33%	32%

Net Debt to Capital
Current portion of long-term obligations and other short-term borrowings	$159.0	$16.0
Long-term obligations, less current portion and other short-term borrowings	3,687.4	3,457.3

Debt	$3,846.4	$3,473.3
Cash and equivalents	(1,291.3)	(1,308.8)
Short-term investments available for sale	—	(132.0)

Net debt	$2,555.1	$2,032.5
Total shareholders’ equity	$7,756.1	$7,376.9
Capital	$10,311.2	$9,409.4
Net debt to capital	25%	22%

Forward-Looking Non-GAAP Financial Measures

The Company presents non-GAAP earnings from continuing operations and non-GAAP effective tax rate from continuing operations (and presentations derived from these financial measures) on a forward-looking basis. The most directly comparable forward-looking GAAP measures are earnings from continuing operations and effective tax rate from continuing operations. The Company is unable to provide a quantitative reconciliation of these forward-looking non-GAAP measures to the most comparable forward-looking GAAP measures because the Company cannot reliably forecast special items and impairment charges and other, which are difficult to predict and estimate and are primarily dependent on future events. Please note that the unavailable reconciling items could significantly impact the Company’s future financial results.

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CARDINAL HEALTH, INC. AND SUBSIDIARIES

DEFINITIONS

GAAP

Debt: long-term obligations plus short-term borrowings

Debt to Total Capital: debt divided by (debt plus total shareholders’ equity)

Diluted EPS from Continuing Operations: earnings from continuing operations divided by diluted weighted average shares outstanding

Effective Tax Rate from Continuing Operations: provision for income taxes divided by earnings before income taxes and discontinued operations

Operating Cash Flow: net cash provided by / (used in) operating activities from continuing operations

Segment Profit: segment revenue minus (segment cost of products sold and segment selling, general and administrative expenses)

Segment Profit Margin: segment profit divided by segment revenue

Segment Profit Mix: segment profit divided by total segment profit for all segments

Return on Equity: annualized net earnings divided by average shareholders’ equity

Return on Invested Capital: annualized net earnings divided by (average total shareholders’ equity plus debt plus unrecorded goodwill)

Revenue Mix: segment revenue divided by total segment revenue for all segments

NON-GAAP

Net Debt to Capital: net debt divided by (net debt plus total shareholders’ equity)

Net Debt: debt minus (cash and equivalents and short-term investments available for sale)

Non-GAAP Diluted EPS from Continuing Operations: non-GAAP earnings from continuing operations divided by diluted weighted average shares outstanding

Non-GAAP Diluted EPS from Continuing Operations Growth Rate: (current period non-GAAP diluted EPS from continuing operations minus prior period non-GAAP diluted EPS from continuing operations) divided by prior period non-GAAP diluted EPS from continuing operations

Non-GAAP Earnings from Continuing Operations: earnings from continuing operations excluding special items and impairment charges and other, both net of tax

Non-GAAP Earnings from Continuing Operations Growth Rate: (current period non-GAAP earnings from continuing operations minus prior period non-GAAP earnings from continuing operations) divided by prior period non-GAAP earnings from continuing operations

Non-GAAP Effective Tax Rate from Continuing Operations: (provision for income taxes adjusted for special items) divided by (earnings before income taxes and discontinued operations adjusted for special items)

Non-GAAP Operating Earnings: operating earnings excluding special items and impairment charges and other

Non-GAAP Operating Earnings Growth Rate: (current period non-GAAP operating earnings minus prior period non-GAAP operating earnings) divided by prior period non-GAAP operating earnings

Non-GAAP Return on Equity: (annualized current period net earnings plus special items minus special items tax benefit) divided by average shareholders’ equity 1

Non-GAAP Return on Invested Capital: (annualized net earnings plus special items minus special items tax benefit plus interest expense and other) divided by (average total shareholders’ equity plus debt plus unrecorded goodwill) 1

[1]	For the three months ended June 30, 2007, the numerator in calculating this non-GAAP financial measure also excludes the $679.5 million gain, net of tax, on the sale of PTS recorded in discontinued operations in the fourth quarter of fiscal 2007. For the fiscal year ended June 30, 2008 and 2007 the numerator in calculating this non-GAAP financial measure also excludes the respective $7.6 million and $(1,072.4) million (gain) / loss, net of tax, on the sale of PTS recorded in discontinued operations.